EXHIBIT 99.1


                        BEAR ISLAND PAPER COMPANY, L.L.C.
                               80 FIELD POINT ROAD
                              GREENWICH, CT. 06830


                        PRESS RELEASE - 2nd QUARTER 2003


         Greenwich, Connecticut, August 5, 2003 - Bear Island Paper Company, L.L.C., a wholly owned subsidiary of Brant-Allen Industries, Inc., today reported a net loss of $ 3,273,000 for the second quarter ended June 30, 2003, compared to a net loss of $ 4,867,000 for the second quarter of 2002. Results for the quarter ended June 30, 2003, were favorably impacted by a non-operational gain in Other Income of $ 712,000. Loss from operations for the second quarter of 2003 and 2002 was $369,000 and $1,679,000, respectively. Gross sales for the three months ended June 30, 2003 and 2002 were $ 26,553,000 and $ 26,902,000, respectively.

         Results for the quarter ended June 30, 2003 compared with the second quarter of 2002 were favorably impacted by a 10% increase in average per ton selling prices of newsprint offset in part by a 10% decrease in newsprint volume sold and a 4% increase in manufacturing costs on a per ton basis.

         For the six months ended June 30, 2003, the Company reported a net loss of $ 8,416,000 compared to a net loss of $ 10,322,000 for the same period in 2002. Results for the six months ended June 30, 2003, were favorably impacted by a non-operational gain in Other Income of $ 712,000. Loss from operations for the six months ended June 30, 2003 and 2002 was $ 2,367,000 and $ 4,018,000,
respectively. Gross sales for the six months ended June 30, 2003 and 2002 were $ 51,638,000 and $ 51,798,000, respectively.


         Results for the six months ended June 30, 2003 compared with the same period in 2002 were favorably impacted by a 5% increase in per ton selling prices of newsprint, offset in part by a 5% decrease in volume of newsprint sold and a 2% increase in manufacturing costs on a per ton basis.


         Bear Island Paper Company is a producer of high quality newsprint suitable for four-color printing whose customers include leading newspaper publishers in the United States.






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THE FOLLOWING TABLE COMPARES 2003 AND 2002 FOR THE THREE AND SIX MONTHS PERIODS:

                        BEAR ISLAND PAPER COMPANY, L.L.C.
                       CONDENSED STATEMENTS OF OPERATIONS
                            (IN THOUSANDS OF DOLLARS)
                                   (unaudited)

THREE MONTHS ENDED JUNE 30,

                                                      2003              2002
                                                      ----              ----

GROSS SALES                                      $    26,553       $    26,902
COST OF SALES                                        (26,645)          (28,313)
                                                   ---------         ---------

          GROSS PROFIT (LOSS)                            (92)           (1,411)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            (277)             (268)
                                                   ---------         ---------

          INCOME (LOSS) FROM OPERATIONS                 (369)           (1,679)

OTHER INCOME (DEDUCTIONS):
          INTEREST EXPENSE                            (3,619)           (3,199)
          OTHER INCOME                                   715                11
                                                   ---------         ---------

          NET (LOSS)                             $    (3,273)      $    (4,867)
                                                   =========         =========



SIX MONTHS ENDED JUNE 30,


GROSS SALES                                      $    51,638       $    51,798
COST OF SALES                                        (53,453)          (55,244)
                                                   ---------         ---------

           GROSS  PROFIT(LOSS)                        (1,815)           (3,446)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            (552)             (572)
                                                   ---------         ---------

            INCOME (LOSS) FROM OPERATIONS             (2,367)           (4,018)

OTHER INCOME (DEDUCTIONS):
           INTEREST EXPENSE                           (6,767)           (6,318)
           OTHER INCOME                                  718                14
                                                   ---------         ---------

           NET (LOSS)                            $    (8,416)      $   (10,322)
                                                   =========         =========